UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2010

Entertainment Gaming Asia Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit 3705, 37/F, The Centrium

60 Wyndham Street

Central, Hong Kong

(Address of principal executive offices)

+ 852-3151-3800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.              Other Events

On August 2, 2010, our Board of Directors, acting upon the recommendation and approval of our Conflicts Committee, approved an amendment to the charter governing the Conflicts Committee of the board.  The primary purpose of the amendment was to change the authorized number of committee members from three to a number no less than two, with the exact number of authorized members to be set by our board.

The purpose of the amendment was to allow our board to reduce the size of the Conflicts Committee in keeping with the board’s recent efforts to downsize the Board of Directors.  There were no other material changes to the existing Conflicts Committee charter.  The charter, as amended, continues to require that all committee members be independent directors and that the Conflicts Committee review and approve all material agreements or transactions, if any, between us and our principal shareholder, EGT Entertainment Holding Limited, a Hong Kong company formerly known as Elixir Group Limited, or its affiliates.

Our Board of Directors also approved that upon the effective date of the amended Conflicts Committee charter, the authorized number of members of the Conflicts Committee shall be two and the members of the Conflicts Committee shall be John W. Crawford, J.P. and Vincent L. DiVito, with Mr. Crawford serving as the committee chair.

The amendment to the Conflicts Committee charter will be effective on the fifth business day following the filing of this current report on Form 8-K with the Securities and Exchange Commission. A copy of the amended charter of the Conflicts Committee is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits	Method of Filing

The following exhibit is filed with this report:

Exhibit 99.1	Conflicts Committee Charter	Filed Electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT GAMING ASIA INC.

/s/ Clarence Chung
Dated: August 4, 2010	Clarence (Yuk Man) Chung
Chief Executive Officer